UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Thornburg Mortgage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 9, 2008, Thornburg Mortgage, Inc. (the “Company”) posted the following document on its internet Web site for the benefit of shareholders entitled to vote at the Company’s 2008 Annual Meeting of Shareholders.

Thank you for visiting FOR Thornburg Mortgage. In addition to the materials that you have received in the mail or possibly learned about in a phone conversation with a company representative, we’ve developed this site to emphasize why it’s critically important—to us and to your investment—that you vote FOR:

1.	The election of three nominees to serve on our Board of Directors as Class II directors, each to serve for a three-year term and until his successor is duly elected and qualified;

2.	An amendment to our charter to increase the number of authorized shares of capital stock from 500 million to 4 billion shares; and,

3.	An amendment to our charter with respect to each outstanding series of our preferred stock that, among other things, will remove restrictive covenants that currently prohibit us from purchasing our preferred stock when all cumulative dividends on the related series of preferred stock have not been paid in full, make the dividends on the preferred stock non-cumulative and eliminate all accrued but unpaid dividends, and eliminate substantially all voting rights of the preferred stockholders.

The information on this site is qualified in its entirety by the information contained in the Proxy Statement dated April 29, 2008 for the Annual Meeting of Shareholders of Thornburg Mortgage and should be read in conjunction with the Proxy Statement. We strongly urge you to read the Proxy Statement. A copy of the Proxy Statement may be found by clicking this link [Insert link]. This site is designed to provide you with a clearer understanding of why your FOR votes are so vital to Thornburg Mortgage’s future and to improve our ability to resume normalized business operations.

As our shareholder, your vote FOR is imperative, regardless of the number of shares you own. For Thornburg Mortgage to be in a position to resume normalized business operations, 2/3rds of our shareholders must vote FOR proposals 2 and 3 described above.

Please vote “FOR” a stronger future for Thornburg Mortgage.

If you have questions regarding the proposals to be voted on at the Annual Meeting or if you need additional information regarding the proposals, you may contact:

Georgeson, Inc.

199 Water Street

New York, NY 10038

Telephone: (866) 399-8748